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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            HYPERTENSION DIAGNOSTICS, INC.
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)



              Minnesota                                  41-1618036
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108, Eagan, Minnesota               55121-1562
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(Address of principal executive offices)                    (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be                        Name of each exchange on
     so registered: NONE                              which each class is to be
                                                      registered:   NONE

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this Form relates (if applicable): 333-53025

     Securities to be registered pursuant to Section 12(g) of the Act:


                       Common Stock, $0.01 par value per share
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                                   (Title of Class)

        Redeemable Class A Warrant to purchase one share of Common Stock
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                                   (Title of Class)

                 Units, consisting of one share of Common Stock
     and one Redeemable Class A Warrant to purchase one share of Common Stock
--------------------------------------------------------------------------------
                                   (Title of Class)


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of Registrant's securities appearing in the prospectus included as part of the Registrant's registration statement on Form SB-2, File No. 333-53025, as amended (the "Registration Statement"), is incorporated herein by reference.


ITEM 2.   EXHIBITS.

          1.   Articles of Incorporation, incorporated by reference to Exhibit
               3.1 to the Registration Statement.

          2. Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement.

          3. Articles of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.3 to the Registration Statement.

          4. Amended Bylaws, incorporated by reference to Exhibit 3.4 to the Registration Statement.



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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   HYPERTENSION DIAGNOSTICS, INC.


                                   By    /s/   Greg H. Guettler
                                      -------------------------------------
                                         Greg H. Guettler, President


Date:  July 15, 1998